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                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1999, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 File No. 333-71633) and related prospectus of Dobson Communications Corporation for the registration of 67,146 shares of its 12 1/4% Senior Exchangeable Preferred Stock.



                                          /s/ Ernst & Young LLP



Cleveland, Ohio
April 2, 1999